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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 127 to File No. 2-13017; Amendment No. 127 to File No. 811-750) of Delaware Group Equity Funds II of our reports dated January 14, 2005, included in the 2004 Annual Reports to shareholders.


                                                           Ernst & Young LLP
                                                        ------------------------
                                                           Ernst & Young LLP

Philadelphia, Pennsylvania
March 24, 2005